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                                                                                                             EXHIBIT 11

                                                    DIMON INCORPORATED AND SUBSIDIARIES
                                                 COMPUTATION OF EARNINGS PER COMMON SHARE
                                                 NINE MONTHS ENDED MARCH 31, 1997 AND 1996



                                                         1997             1996                 1997            1996
                                                         Third            Third             First Nine      First Nine
(in thousands, except per share amounts)                Quarter          Quarter              Months           Months
Primary
   Earnings
   Income before extraordinary
        Item . . . . . . . . . . . . . . . . . . . . .$18,817           $ 6,274              $51,143          $30,740
   Extraordinary item. . . . . . . . . . . . . . . . .      -                 -                    -            1,400
                                                      --------          --------             --------         --------
   Net Income. . . . . . . . . . . . . . . . . . . . .$18,817           $ 6,274              $51,143          $32,140
                                                      ========          ========             ========         ========
   Shares
   Weighted average number of
        common shares outstanding. . . . . . . . . . . 42,433            39,583               42,389           38,633
   Shares applicable to stock options,
        net of shares assumed to be
        purchased from proceeds at
        average market price . . . . . . . . . . . . .    464               184                  303              106
                                                       -------          --------             --------         --------
   Average Number of Shares
        Outstanding. . . . . . . . . . . . . . . . . . 42,897            39,767               42,692           38,739
                                                      ========          ========             ========         ========

   Earnings per Share
   Income before extraordinary
        item . . . . . . . . . . . . . . . . . . . . .   $.44              $.16                $1.20             $.79
   Extraordinary item. . . . . . . . . . . . . . . . .    .00               .00                  .00              .04
                                                      --------          -------              -------          --------
   Net Income. . . . . . . . . . . . . . . . . . . . .   $.44              $.16                $1.20             $.83
                                                      ========          =======              =======          ========

   Assuming Full Dilution Earnings
   Income before extraordinary
        item . . . . . . . . . . . . . . . . . . . . .$18,817           $ 6,274              $51,143          $30,740
   Extraordinary item. . . . . . . . . . . . . . . . .      -                 -                    -            1,400
                                                      -------           -------              -------          -------
   Net Income. . . . . . . . . . . . . . . . . . . . .$18,817           $ 6,274              $51,143          $32,140
   Add after tax interest expense
        applicable to 7 3/4%
        Convertible Debentures
        issued June 3, 1993. . . . . . . . . . . . . .      -               452                    -            1,765
                                                     --------          --------             --------         --------
   Adjusted Net Income . . . . . . . . . . . . . . . .$18,817           $ 6,726              $51,143          $33,905
                                                      =======           ========             ========         ========
   Shares
   Weighted average number of
        common shares outstanding. . . . . . . . . . . 42,433            39,583               42,389           38,633
   Shares applicable to stock options,
        net of shares assumed to be
        purchased from proceeds at
        ending market price. . . . . . . . . . . . . .    464               184                  464              184
   Assuming conversion of 7 3/4%
        Convertible Debentures
        at beginning of period . . . . . . . . . . . .      -             2,712                    -            3,650
                                                      -------           -------              -------          -------
   Average Number of Shares
        Outstanding. . . . . . . . . . . . . . . . . . 42,897            42,479               42,853           42,467
                                                      =======           =======              =======          =======
   Earnings Per Share
   Income as adjusted before
        extraordinary items. . . . . . . . . . . . . .   $.44              $.16                $1.19             $.77
   Extraordinary items . . . . . . . . . . . . . . . .    .00               .00                  .00              .03
                                                      -------           -------              -------         --------
   Net Income as Adjusted. . . . . . . . . . . . . . .   $.44              $.16                $1.19             $.80
                                                      =======           =======              =======         ========
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